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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

   Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported)        December 4, 2001
                                                 -------------------------------

                           SouthFirst Bancshares, Inc.
                           ---------------------------
             (Exact name of registrant as specified in its charter)

           Delaware                        1-13640              63-1121255
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 (State or other jurisdiction   (Commission File Number)      (IRS Employer
       of incorporation)                                   Identification No.)

     126 North Norton Avenue,
        Sylacauga, Alabama                                        35150
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    (Address of principal                                       (Zip Code)
      executive offices)

Registrant's telephone number, including area code      (205) 245-4365
                                                   -----------------------------

                                 Not applicable
          (Former name or former address, if changed since last report)
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ITEM 5. OTHER EVENTS.

         On December 4, 2001, SouthFirst Bancshares, Inc. (the "Company"), in its earnings release (the "Earnings Release"), announced a net loss of ($422,000) for its fiscal year ended September 30, 2001, and that net income decreased $1,384,000 when compared to its fiscal year ending September 30, 2000. The Company also announced that net income (loss) per common share, based on 903,849 weighted average shares outstanding on September 30, 2001, and 908,020 weighted average shares outstanding on September 30, 2000, was $(.47) and $1.06, respectively.

         The Company, as provided in the Earnings Release, incurred an unexpected loss in the fourth quarter of $851,000, and, thereby, the Company incurred an overall loss for the fiscal year. This fourth quarter loss, and, thus, the resulting loss for the fiscal year, was attributable primarily to certain loan losses and to certain expenses related to the termination of the employment of certain former executives of the Company and First Federal of the South (the "Bank") occurring in the fourth quarter.

         In the Earnings Release, the Company also announced that the Bank had filed a lawsuit to recover the total amount of the loss incurred with respect to one particular loan. That loan, in the principal amount of $647,000, was made to Vawter Properties and Resources, LP ("Vawter Properties"), an Alabama limited partnership whose general partner is Charles R. Vawter, Jr., a former director of the Company and the Bank. Mr. Vawter also personally guaranteed the loan. On August 13, 2001, Mr. Vawter resigned his position as director, vice-chairman of the Board and member of the Bank's loan committee. The total of the loan loss and the fourth quarter expenses associated with this loan was $713,000, including the loss of principal and unpaid interest, as well as related legal and accounting expenses.

         In its complaint filed with respect to the lawsuit (the "Complaint"), the Bank alleges, among other things, that Vawter Properties breached its contract with the Bank by failing to pay the principal and interest due in accordance with the promissory note on which the loan was based, and that Vawter Properties breached its contract to defend certain collateral against other claims, in accordance with a security agreement with the Bank. In addition, the Complaint alleges that Mr. Vawter breached his guaranty contract with the Bank by failing to pay the principal and interest due in accordance with the promissory note, for which Mr. Vawter is individually liable as guarantor. The Complaint further alleges that Mr. Vawter breached his fiduciary duties, deceived and defrauded the Bank by misrepresenting his financial condition (overstating his net worth), and that Mr. Vawter and Vawter Properties deceived and defrauded the Bank by making false representations with regard to the collateral that they failed to pledge, in violation of their agreements with the Bank.

         In the same action, the Bank has also sued Mr. Vawter individually, Mr. Vawter's wife, and Automatic Gas & Appliance Co., Inc. ("Automatic Gas"), a corporation of which Mr. Vawter is a shareholder, officer and director. The Complaint alleges fraud in connection with a "check kiting" scheme. By definition, "check kiting," as stated in the Complaint, consists of drawing checks on an account in one bank and depositing them in an account in a second bank when neither account has sufficient funds to cover the amounts drawn. Just before the checks
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are returned for payment to the first bank, the kiter covers them by depositing checks drawn on the account in the second bank. Due to the delay created by the collection of funds by one bank from the other, known as the "float" time, an artificial balance is created.

         The Complaint alleges that on July 18, 2001, a check presented to the Bank on the Vawters' joint checking account resulted in an overdraft of approximately $3,037,595. The following day, an over-the-counter deposit was made to the Vawters' joint checking account, in the amount of $4,950,915, which amount included a check from Automatic Gas for $4,950,000, drawn on Automatic Gas' checking account at another financial institution located in Sylacauga, Alabama. As stated in the Complaint, on July 23, 2001, a check was presented to the Bank, drawn on the Vawters' joint checking account, payable to Automatic Gas, in the amount of $4,950,000. Payment of this check resulted in an overdraft in the Vawters' joint checking account of approximately $4,950,000. On July 25, 2001, three more checks were presented to the Bank for payment, drawn on the Vawters' joint checking account, increasing the total overdraft in the Vawters' joint checking account to approximately $4,999,030.

         The Complaint also alleges that, on July 26, 2001, a special meeting of the Bank's Board of Directors was called to discuss these actions, and a special committee of the Board (the "Committee"), consisting of independent, disinterested directors, was created to investigate the matter. In response, Mr. Vawter stated that the overdraft would be corrected, and he agreed to provide updated financial information and to provide collateral, as necessary, to secure the overdrafts. On July 27, 2001, as alleged in the Complaint, three wire transfers, totaling $4,300,000, and an additional check in the amount of $700,000 were applied to the Vawters' joint checking account, resulting in a positive balance.

         As stated in the Complaint, the Committee, despite the repayment of this significant overdraft, reviewed the activity in the Vawters' joint checking account, for the period from January 1, 2001 through July 27, 2001, and discovered that there was significant activity that suggested ongoing, unlawful and/or improper checking account activity. The Complaint also alleges that, on almost a daily basis, Mr. Vawter deposited checks from Automatic Gas, drawn on a checking account at another financial institution, and, generally, on the same day, wrote a check to Automatic Gas from the Vawters' joint checking account with the Bank for a corresponding amount. The total dollar amount in these check writing activities for January 1, 2001 through July 27, 2001 was approximately $50,240,000.

         The Complaint alleges that Mr. Vawter, Mr. Vawter's wife, and Automatic Gas made or delivered to the Bank worthless checks, drafts or orders for payment in violation of Alabama law. The Complaint also alleges that the three defendants committed fraud and deceit upon the Bank in violation of Alabama law when they made false representations of material fact to the Bank that certain checks being deposited into the Vawters' joint checking account were good and had sufficient funds in the underlying account when, in fact, neither was true. The Complaint alleges that Mr. Vawter, Mr. Vawter's wife and Automatic Gas made these false representations with the intent to deceive the Bank so that it would float nonexistent credits to the Vawters' joint checking account.
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         For harm caused to the Bank by the above mentioned loan loss and the alleged "check kiting" scheme described herein, in its Complaint, the Bank seeks compensatory damages, punitive damages and reasonable attorney's fees. In particular, for the loan loss, the Complaint seeks judgment against Mr. Vawter and Vawter Properties in the amount of $659,409.85, plus such additional interest as may accrue at a daily rate of $115.27 from November 7, 2001 forward. The Complaint also seeks judgment against Mr. Vawter, Mr. Vawter's wife and Vawter Properties for compensatory damages in an amount of not less than $100,000, and for an award of punitive damages. Finally, the Complaint seeks judgement for attorney's fees, for the Bank's costs in bringing the suit, and for such other and further relief as the Court may deem appropriate.

         The Company's Earnings Release (issued December 4, 2001) and the Addendum to Earnings Release (Financial Statements) (issued December 6, 2001) are filed herewith as Exhibit 99.1 and Exhibit 99.2, respectively, to this Form 8-K.
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ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(c)      Exhibits. The following exhibits are filed with this report:

Exhibit No.    Description
-----------    -----------
99.1           Earnings Release for Fiscal Year Ended September 30, 2001 (issued
               December 4, 2001).

99.2           Addendum (Financial Statements) to Earnings Release for Fiscal
               Year Ended September 30, 2001 (issued December 6, 2001).

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        SouthFirst Bancshares, Inc.


                                        By:   /s/ Joe K. McArthur
                                           -------------------------------------
                                              Joe K. McArthur
                                              Chief Executive Officer

Dated: December 14, 2001
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                                  EXHIBIT INDEX

Exhibit No.    Description of Exhibit
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

99.1           Earnings Release for Fiscal Year Ended September 30, 2001 (issued
               December 4, 2001).

99.2           Addendum (Financial Statements) to Earnings Release for Fiscal
               Year Ended September 30, 2001 (issued December 6, 2001).